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                                                                   EXHIBIT 10.35

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                                                     Agreement No. BSG-9912-294


                         SPRINT CUSTOM SERVICE AGREEMENT

This Custom Service Agreement ("Agreement") between Sprint Communications Company L.P. ("Sprint"), and AppliedTheory Corporation, formerly known as AppliedTheory Communications, Inc. ("AppliedTheory", "ATC" or "Customer") establishes the terms and conditions governing Sprint's provision of telecommunications products and services ("Services" and "Equipment") to Customer. This Agreement supersedes the Agreement between the parties dated August 11, 1994.

Sprint is a common carrier providing telecommunications services pursuant to tariffs on file with the Federal Communications Commission ("FCC") and state regulatory commissions ("Tariff(s)"). Sprint provides enhanced voice and data telecommunications services pursuant to Sprint's standard terms and conditions for non-tariffed services.

In the event of a conflict between and among the provisions and attachments of this Agreement, the inconsistency will be resolved by giving precedence in the following order:

1.    The Terms and Conditions of this Agreement, Articles 1 - 24
2. Attachment E: Sprint's Acceptable Conduct Policy for Sprint IP Products and Services
3.    Attachment A: Price Schedule dated December 30, 1999
4.    Attachment B: Revised Statement of Work dated December 30, 1999
5. Attachment C: Sprint IP Services Standard Terms and Conditions (Rev. 01.99) and Terms and Conditions for Internet and Intranet Dedicated and Dial Services (Rev. 01.99)
6.    Attachment D: Sprint Terms and Conditions for Internet Service Providers
7.    Sprint Internet Services, Customer Reference Guide (Ver. 1.0)
8. Attachment F: Domestic Sprint Internet and Intranet IP Products and Services Port Availability Service Level Agreement - Performance Guarantee (Rev. 10/23/98) and Network Delay Service Level Agreement - Performance Guarantee (Rev. 10/23/98)
9. Attachment G: Sprint Customer Premise Equipment Standard Terms and Conditions - Maintenance Only
10.   Applicable Sprint Tariffs
11.   Order(s) for Data Communication Products and Services Form (Appendix 1)

1.    TERM

      1.1 AGREEMENT TERM. The term of this Agreement ("Agreement Term") and the period during which Customer may place orders, as accepted by Sprint (as defined in 9.2 below), under this Agreement will begin on November 1, 1999 and will expire on October 31, 2002, unless extended by mutual agreement of both parties (except as outlined in 6.2C below). Upon expiration or other termination of this Agreement, Sprint will provide Services to Customer, subject to Tariffs or Sprint's standard terms and conditions for non-tariffed services, at then current Tariff or standard list prices.

      1.2 ORDER TERM. The term for each order ("Order Term") for the Services will be stated on each Order and will begin on the first day of the month following the date the Services are installed and accepted by Customer, in accordance with Clause 4, Acceptance Criteria, below. The terms, conditions and prices established under this Agreement will govern all Orders in force and effect beyond the termination or expiration of this Agreement.

2.    RATES AND DISCOUNTS

      2.1. SERVICES' PRICING. Customer will receive the rates and discounts ("Discounts") on Services and Equipment in Attachment A, subject to the terms of Sprint's Tariffs and this Agreement.

      2.2. FIXED RATES. Fixed rates will remain fixed for the Agreement Term. Percentage Discounts will remain fixed for the Agreement Term, but Sprint may modify the underlying tariff rate (or list price for non-tariffed services) against which Sprint applies Discounts.

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3.    PAYMENT TERMS

      3.1. PAYMENT DATE. Customer will fully pay Sprint's monthly invoice in U.S. currency within 45 days of the invoice date. Customer will pay any applicable sales, use, excise and like taxes that are stated separately on each invoice.

      3.2. INTEREST CHARGES. If Customer fails to pay all valid charges for Services within 45 days of the invoice date, Sprint may charge Customer interest on those charges equal to the lesser of 1 1/2% per month or the maximum rate allowed by law. If Customer fails to pay for Services six (6) months in arrears, Sprint reserves the right, in addition to other remedies, to discontinue Discounts until such failure to pay for Services is cured by Customer.

      3.3 INVOICING. Sprint will begin charging Customer for Services on the date they are installed by Sprint and accepted by Customer, in accordance with Clause 4, Acceptance Criteria, below. Sprint will prorate fixed recurring charges for partial months on a 30-day basis.

      3.4 DISPUTED INVOICE CHARGES. Customer may in good faith withhold payment of any disputed charges. But Customer will pay all undisputed charges. A charge is not "disputed" until Customer provides Sprint with written explanation of the disputed charge. Customer will cooperate with Sprint, in good faith to resolve any disputed charge expeditiously.

      3.5 AUDIT PROVISION. Customer has the right to request copies of all backup documentation from Sprint for items invoiced for the purposes of verifying costs.


4. ACCEPTANCE CRITERIA

If the required circuit(s) and hardware are installed by Sprint, the required software is installed and configured by Sprint, and the Service is capable of passing traffic, the Services will be deemed accepted by Customer.

5. DELIVERY AND RETURN

      5.1   DELIVERY.

            A. Delivery Date. All delivery dates are approximate and are based on current lead-times. But Sprint will use commercially reasonable efforts to deliver, or cause to have delivered, the Services by the delivery date specified in the Order.

            B.    Customer-Requested Delay.

                  (1) Customer may request a delay in the delivery date set forth in the Order ("Original Delivery Date") if: (a) the delay does not exceed 30 calendar days from the Original Delivery Date; (b) Sprint receives Customer's written request for the delay at least 10 days before the Original Delivery Date; and (c) Customer pays any additional charges, including thiry party charges incurred by Sprint, resulting from the delay.

                  (2) If the Customer-requested delay is more than 30 calendar days from the Original Delivery Date, as approved by Sprint, Customer will pay Sprint all charges imposed on Sprint by third parties, provided that such third parties were promptly notified by Sprint.

                  (3) If Sprint receives Customer's written notice to cancel the affected Services on or before the 30th calendar day from the Original Delivery Date, Customer will pay Sprint any cancellation charges imposed on Sprint by third parties, provided that such third parties were promptly notified by Sprint.


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      5.2      RETURN OF EQUIPMENT. No Equipment will be returned without prior approval and specific shipping instructions from Sprint. In addition to all other applicable charges, Customer will pay Sprint a restock charge upon the return of Equipment if: (a) the return is due to a Customer ordering error; (b) the product has been damaged while in Customer's possession; (c) the return is due to Customer's late cancellation of an Order; or (d) a restock charge is assessed by the manufacturer.

6.    MINIMUM SERVICE COMMITMENTS

               6.1. FIRST MINIMUM SERVICE COMMITMENT. Customer's First Minimum Service Commitment ("First MSC") is as follows:

               A.    Minimum Commitment for Term. Subject to the provisions of
                     Section 19 below, Customer's Minimum Commitment ("MC") for the Term is $9,000,000 in MSC Contributory Services, as defined in 6.3 below.

               B. If Customer fails to meet its MC at the end of the three-year Agreement Term, unless caused by Sprint's material failure to perform under this Agreement or as a result of a Force Majeure event, Customer will pay Sprint, in addition to all other applicable charges for Services rendered, the difference between the MC and Customer's actual MSC Contributory Services Usage Charges for the period in which Customer does not achieve the MC ("First Shortfall Liability").

      6.2 SECOND MINIMUM SERVICE COMMITMENT. Customer's Second Minimum Service Commitment ("Second MSC") is as follows:

               A.    Minimum Annual Commitment. Subject to the provisions of
                     Section 19 below, during each "Contract Year" (defined as the twelve (12) month period commencing on the Commencement Date and each anniversary thereof) of this Agreement, Customer agrees to purchase a minimum of $1,000,000 ("Minimum Annual Commitment" or "MAC") in MSC Contributory Services, as defined in 6.3 below.

               B. Second Shortfall Liability. If Customer fails to meet its MAC, unless caused by Sprint's material failure to perform under this Agreement or as a result of a Force Majeure event, Customer will pay Sprint, in addition to all other applicable charges, the difference between the MAC and Customer's actual MSC Contributory Services Usage Charges for each period in which Customer does not achieve the MAC ("Second Shortfall Liability").

               C. MAC Carry-Forward.

                     1.            Except as specified in Subsection 6.2.C.2
                           below, if Customer does not satisfy its MAC, Customer may, instead of paying the entire Second Shortfall Liability, add a portion of the Second Shortfall Liability, not to exceed 10% of that MAC, to the MAC for the next Contract Year. Customer will pay to Sprint the portion of the Second Shortfall Liability that is not carried forward to the next Contract Year. If Customer does not satisfy its adjusted MAC in this Agreement's last Contract Year, then, at the Customer's option, either: 1) Customer will pay the unsatisfied portion of the re-adjusted MAC, or 2) the last Contract Year may be extended for 12 months. If Customer does not satisfy its adjusted MAC during the last Contract Year as extended, Customer will pay Sprint, in addition to all other charges, the difference between its adjusted MAC and Customer's MSC Contributory Services Usage Charges in the last Contract Year as extended.

                     2. Customer will not be eligible to add a portion of any Second Shortfall Liability to the MAC for the next Contract Year as set forth above if Customer has ceased to utilize the Services to a material extent (unless due to Sprint's material breach). For purpose of this Subsection 6.2.C.2, Customer will have ceased to use the Sprint Services to a material extent if either: (a) the average monthly MSC Contributory Services Usage Charges over the previous twelve-month period, multiplied by 12, is less than 70% of the MAC.

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      6.3      MSC CONTRIBUTORY SERVICES. The Services contributing to
               Customer's MSC ("MSC Contributory Services") are: Backbone Private Lines; Egress Ports; Backbone Engineering Consulting; Backbone Management; Backbone Router Initialization and Upgrades
               - Software; Backbone Router Installation and Upgrades - Hardware; Installation CPE and Software; Customer Router Management; Customer DNS and News Services Usage Charges, calculated after all available discounts. "Usage Charges" are the variable recurring charges or fixed monthly recurring charge for the Services. Except as expressly provided in this Agreement, Usage Charges excludes taxes, interest, surcharges, access line charges, access facilities charges, other charges associated with access, fixed recurring charges (other than specified interexchange circuit charges), feature charges, operator service surcharges, directory assistance charges, installation charges, account charges, set up fees, report charges, and other non-recurring charges.

7.    REGULATORY PROGRAMS

      Sprint may impose additional charges on Customer to recover amounts Sprint is required by regulatory or other governmental authorities to collect on behalf of or pay to others in support of statutory or regulatory programs. Examples of these programs include, but are not limited to, the Universal Service Fund, the Presubscribed Interexchange Carrier Charge, and compensation to payphone service providers for use of their payphones to access Sprint's Service.

8.    ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SERVICES

      Additional terms and conditions for Services are contained in ATTACHMENTS B, C, D, E, F AND G to this Agreement.

9.    ORDERS

      9.1. ORDERING PROCEDURES. Customer will order Services pursuant to Sprint's standard ordering procedures, subject to Sprint's acceptance, that may include signing Sprint's standard Order for Data Communication Products and Services form(s) or other applicable order forms designated by Sprint ("Orders"). Such applicable forms are included in Appendix 1 to this Agreement.

      9.2 SPRINT ORDER ACCEPTANCE. Sprint agrees to provide Customer, subject to availability of facilities, the Products and Services set forth in this Agreement, provided such Orders are accepted by Sprint (which acceptance will not be unreasonably withheld), as evidenced by the execution of the Order by both parties. Should an Order be rejected due to the availability of facilities or other business reason, Sprint will, upon Customer's written request, provide Customer with a technical or business description of such rejection. Should the rejection be due to the prior assignment of such facilities to another customer, Sprint will accept Customer's Order and provision such Order's Products and Services as soon as facilities become available. In the event an accepted Order in found to be invalid and/or incomplete, both Sprint and Customer may consider such Order null and void until the deficiency is corrected.

10.   CUSTOMER RESPONSIBILITIES

      10.1.    PREPARATION FOR SERVICES. Customer will:

               A. at its own expense, prepare its site(s) to comply with Sprint's installation and maintenance specifications;

               B. pay Sprint any applicable charges to relocate any installed Services, to the extent such relocation is necessary to provide such Services;

               C. provide Sprint and its suppliers reasonable access to its premises to perform any required acts; and

               D. be responsible for cabling that connects equipment not provided by Sprint to Services.

      10.2.    USE OF SERVICES.

               A. Customer will properly use Services and will not, nor will it permit or assist others to, use Services for any purpose other than their intended purpose, fail to maintain a suitable environment according to the manufacturer's

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                     specifications, or tamper with Services. If Customer fails to comply with this Section, Customer will release Sprint from all liabilities or obligations (including any warranty or indemnity obligation) to Customer under this Agreement and Customer will pay Sprint all costs or damages Sprint incurs.

               B. Customer will not knowingly permit or assist others to abuse or fraudulently use Services, including, but not limited to, unauthorized or attempted access, alteration, or destruction of another Sprint customer's information, or using Services that cause interference with another customer's or authorized user's use of the Sprint network. If Customer fails to comply with this Section, Sprint may suspend its performance or terminate Order(s) with no further obligation to Customer, if Customer fails within ten (10) days after written notice by Sprint to cure non-compliance to this Section. Notwithstanding anything in this Section, if Customer's failure to comply with this Section adversely affects the performance of Sprint's network, Sprint may take such corrective action, as it deems appropriate, without prior notice to Customer.

11.   CUSTOMER-PROVIDED HARDWARE OR SOFTWARE

      11.1. CUSTOMER-PROVIDED HARDWARE OR SOFTWARE. Customer will install, operate, and maintain any non-Sprint provided hardware or software ("Customer-provided"). Sprint is not responsible for the information transmitted or received on Customer-provided hardware or software. If Customer provides its own router to interface with the Services, then Customer is fully responsible for the installation, maintenance, and configuration of such Customer-provided router, however, Sprint will have the right, in cooperation with Customer, to set the initial configuration for the router interface into the Services.

      11.2. SERVICE IMPAIRMENT. Customer will ensure that Customer-provided hardware or software is compatible with Services, except if such hardware and software is based upon specifications provided by Sprint. If Customer-provided hardware or software, which does not comply with Sprint specifications, impairs Customer's use of Services, Customer will continue to pay Sprint for Services. Upon notice from Sprint that the hardware or software not provided by Sprint is causing or is likely to cause hazard, interference, or service obstruction Customer will eliminate such hazard, interference, or service obstruction. Sprint reserves the right to disconnect the Services until such hazard, interference, or service obstruction is corrected. If requested by Customer, Sprint may, at its then-current rates, troubleshoot difficulties caused by hardware or software not provided by Sprint.

      11.3 EQUIPMENT ALTERATION. Customer is responsible for making any alteration or attachment ("Equipment Alteration") to Equipment for its use, and for the results of the Equipment Alteration.

      11.4 REPLACEMENT OF CUSTOMER-PROVIDED HARDWARE OR SOFTWARE. At Customer's request, Sprint will replace Customer-provided hardware or software (except for Equipment Alteration) when those parts are directly interchangeable with Sprint maintenance parts. Those parts will be replaced at Sprint's then-current public list prices.

      11.5 SERVICE CHANGES. Sprint is not liable if any changes in Services cause Customer-provided hardware or software to become obsolete, require alteration, or affect performance of the Customer-provided hardware or software.

      11.6 ROUTERS. Customer may provide its own routers if Sprint gives advance written approval for those routers (including associated software), which shall not be unreasonably withheld or delayed.


12.   PERSONAL INJURY AND PROPERTY DAMAGE

      Each party will indemnify the other party, its directors, employees, agents and their successors against all claims, damages or liabilities, including costs and reasonable attorneys' fees, for claims that arise directly from performance of this Agreement made for personal injury, death, or damage to personal property resulting from the negligent or willful misconduct, errors, or omissions of the indemnifying party or its subcontractors, directors, employees or agents. If the claim of a party's employee is covered under applicable workers' compensation laws, that claim will not be indemnified under this Agreement.

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13.   THIRD PARTY CLAIMS

      Customer will indemnify Sprint against all claims, damages, or liabilities, including reasonable attorneys' fees, third party claims for libel, slander, invasion of privacy, or private record or data invasion or alteration arising from the use of the Services, unless such claims result from any action or inaction of Sprint or from any service provided by Sprint pursuant to this Agreement.

14.   LIMITATIONS OF LIABILITY

      14.1. REMEDIES. Customer's exclusive remedies are those in Sprint's Tariffs, Sprint's standard terms and conditions for non-tariffed services, and this Agreement.

      14.2. DIRECT DAMAGES. Sprint's entire liability for direct and liquidated damages caused by its failure to perform its obligations under this Agreement will not exceed monthly charges paid by Customer for Products and Services in the most recent preceding twelve (12) month period, excluding Service Credits. Sprint is not liable for any incidental damage to Customer's premises for Services installation. This limitation of liability will not apply to claims under Sections 12, 13 or 15.

      14.3. CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT. Consequential, incidental, and indirect damages include, but are not limited to, lost profits, lost revenues, and loss of business opportunity, whether or not the other party was aware or should have been aware of the possibility of these damages.

      14.4. DISCLAIMER. THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF NON-INFRINGEMENT, AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, NOT EXPLICITLY STATED IN THIS AGREEMENT ARE EXCLUDED FROM THE SERVICES AND THIS AGREEMENT.

      14.5. UNAUTHORIZED ACCESS. Sprint is not liable in contract or tort for unauthorized access by an individual or entity to Customer's transmission facilities or Customer premise equipment, or for unauthorized access to, or alteration, theft, or destruction of Customer's data files, programs or other information through accident, wrongful means or any other cause, unless such unauthorized access is caused by the gross negligence of Sprint.

      14.6. SERVICES ON CUSTOMER PREMISES. Customer is liable for all damages to Services located on Customer's premises excluding reasonable wear and tear, and Sprint-caused damages. After an Order or this Agreement expires or terminates, Customer will surrender to Sprint any Sprint-owned property.

15.   PROPRIETARY RIGHTS

      15.1. THIRD PARTY CLAIMS. If Customer notifies Sprint promptly in writing of a third party claim, and gives Sprint full and complete authority, information and assistance (at Sprint's expense) for the claim's defense and settlement, and if Customer or its agents do not by any act (including any admission or acknowledgement) materially impair or compromise a claim's defense, Sprint will defend any third party claim, and pay all court-awarded damages or out of court settlements agreed to by Sprint, brought against Customer based on an allegation that Sprint-provided Services or Customer's use of the Services as provided by Sprint infringe any copyright, trade-secret, or patent, protected under United States law. For any third party claims that Sprint receives, or to minimize the potential for a claim, Sprint may at its option and expense either (1) procure the right for Customer to continue using the Services; (2) replace or modify the Services with comparable Services; or (3) terminate the Services with a pro-rata refund of all monies paid in advance by Customer.

      15.2. PATENT INDEMNIFICATION. Customer will indemnify Sprint against all claims, damages and liabilities for claims for patent or copyright infringement from the use of Customer-provided hardware or software.

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16.   PROPERTY RIGHTS PROTECTION

      16.1.    LICENSE.

               A. Sprint grants Customer a non-exclusive and non-transferable license to use Sprint-provided software, including any related documentation, solely to enable Customer to use the Services for its own internal operation. Customer, as licensee, is granted no rights to use software on behalf of others, except incidental where such use is necessary to permit Customer to use Services, and Sprint grants no rights for time share or service bureau activities.

               B. Sprint grants no rights to Customer to any source code and Customer will not reverse engineer, decompile, modify, enhance, copy or prepare any derivative works from the Sprint-provided software. Sprint grants no licenses to modify the Services or software, or combine the Services or software with any other services not provided by Sprint.

               C. Customer will keep a current record of the location of any Sprint-provided software and Customer will return the software to Sprint when Customer ceases using the software, or no later than 15 days after termination of Services for any reason. If Sprint authorizes in writing the making of any software copies, the copies must reproduce the copyright or any other proprietary legends appearing on the original copy.

      16.2.    TITLE.

               A. Sprint-Provided Software or Equipment. Sprint or its suppliers will retain title and property rights to Sprint-Provided software and equipment, whether or not they are embedded or attached to realty. Customer neither owns nor will it acquire any claim or right of ownership to:

                     1.    Sprint-provided equipment not purchased by Customer;

                     2. software (including the original media and all subsequent copies of the software, regardless of the media's form) and associated documentation (including copies);

                     3. any patents, copyrights, trademarks, or other intellectual property related to Section 14.1; or

                     4. IP addresses assigned to Customer, except Class C address 169.130 and Autonomous System Number 1785, which are in the process of being transferred to Customer. The Customer will assume all responsibility for acquiring and maintaining IP address from the assigning authority.

               B. Title to Customer-Purchased Equipment. Sprint will pass title to purchased Equipment to Customer upon delivery. Sprint will retain a security interest in Customer-purchased Equipment until the Equipment is paid for in full. Sprint may require that plates or markings be affixed to specific Equipment to: (a) indicate Sprint's ownership interest in the Equipment until Sprint receives full payment of the purchase price; and (b) identify the specific Equipment on which Sprint will provide Maintenance Service.

      16.3. TRADE SECRET PROTECTION. Sprint Services are valuable trade secrets of Sprint or its suppliers. Customer will protect any software it uses that is provided with or included in Services. Customer will not examine, copy, alter, reverse engineer or misuse the software.

      16.4 DAMAGES. Sprint will pass risk of loss or damage to equipment to Customer upon delivery and inspection. Sprint will pass title to purchased equipment to Customer upon delivery. Sprint will retain a security interest in purchased equipment until the equipment is paid for in full.

17.   ALLOWANCE FOR SERVICE INTERRUPTIONS (SERVICE CREDITS)

      17.1 Sprint will provide Services to Customer that meet applicable service level agreements ("SLAs"). Customer will be entitled to the SLA's exclusive remedies in lieu of other remedies (other than as provided under Section 19. 1D), if the Services fail to meet the performance guarantees outlined in Attachment F, Domestic Sprint Internet and Intranet IP Products and Services Port Availability Service Level Agreement - Performance Guarantee (Rev. 10/23/98) and Network Delay Service Level Agreement - Performance Guarantee (Rev. 10/23/98). Customer shall not receive Service Credit(s) if an interruption is (a) caused by the negligence or willful misconduct of

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            Customer or others authorized by Customer to use the Services provided by Sprint: (b) due to failure of power, or any problem of any type occurring at the Customer's side of the Service Demarcation; (c) caused by the failure of access to Customer's network, unless such failure is solely caused by Sprint; (d) a result of scheduled maintenance, or (e) due to any cause beyond Sprint's control.

      17.2 If Sprint's Standard Service Level Agreements for those Services covered by the SLAs in Attachment F are or become more favorable than the SLAs in Attachment F, Sprint will apply the Standard Service Level Agreements to those applicable Services.


18.   TRANSITION

      Upon execution of this Agreement, the parties will begin to transition the network and services procured under the Agreement dated August 11, 1994. Sprint acknowledges that Customer has met all commitments required under the 9/11/94 Agreement, including minimum revenue guarantees, and will not assess any termination penalties, except for third party charges imposed on Sprint, which may be associated with early termination of the 8/11/94 Agreement, disconnection of any circuits, leases or other services and products under the Agreement.

19.   TERMINATION

      19.1. SERVICE ELEMENT TERMINATION.

           A. If Customer terminates any Order before the end of the Order Term, Sprint may charge Customer the Termination Charges as stated below.

              1. Customer will pay Sprint a lump-sum amount equal to the difference between the rates applicable to the Order Term and the rates applicable to the actual last 12-month term completed in effect before termination of the Order, multiplied by the actual number of months in effect before termination of the Order. For example, if Customer has a 3-year Order Term and terminates the Order effective in the 16th month of the Order Term, Customer will pay Sprint the difference between the 3-year Order Term rates and the 1-year Order Term rates, multilied by 16.

              2. Customer will pay Sprint any third-party charges incurred by
                 Sprint resulting from termination of the Order.

              3. Installation Waivers. Customer will pay Sprint a pro-rated amount of any waived installation charges based on the number of months remaining in the Initial Order Term.

           B.. Replacement Service. Customer will not be liable for the Termination Charges, as specified in subsections 19.1 A above, if another Sprint service, with an equal or greater monthly price, is ordered at the same time the notice of termination is received. In addition, the replacement service must have an Order Term no less than the number of remaining months in the Initial Term, or 1 year, whichever is greater.

           C. Failure to Meet Service Level Agreement. If Sprint fails to meet the Service Level Agreements set forth in Attachment F, Customer will notify Sprint. If Sprint does not cure the problem within 60 days from the date of Customer's notice, then Customer may, upon written notice to Sprint, terminate the affected Service and not be liable for the Termination Charges specified in subsections 19.1 A above.

      19.2. TERMINATION OF THIS AGREEMENT. The Discounts in this Agreement are based on Customer's commitment to purchase Services for the entire Agreement Term. If Sprint terminates this Agreement due to Customer's material breach, or Customer terminates this Agreement prior to the expiration of the Agreement Term (unless due to Sprint's material breach), Customer will pay to Sprint, in addition to all other applicable charges for Services rendered, and any unpaid

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               shortfall in the Second MSC for previous completed Contract
               Years, the applicable Termination Charge from the table below based on the Contract Year in which termination occurs:

 ------------------------------------- --------------------------------
 Contract Year in which termination     Termination Charge
 occurs
 ------------------------------------- --------------------------------
                  1                    $4,500,000
 ------------------------------------- --------------------------------
                  2                    $2,000,000
 ------------------------------------- --------------------------------
                  3                    $1,000,000
 ------------------------------------- --------------------------------

               The Termination Charges contained in this Section 19.2 are Sprint's exclusive remedies for Customer's termination of the Agreement prior to the expiration of the Agreement term.

20.   MATERIAL FAILURE BY SPRINT

      If Sprint materially fails to provide Services in accordance with the Agreement or breaches a material term of this Agreement, Customer will provide prompt written notice to Sprint detailing the failure. If Sprint does not cure the failure within a reasonable time, not to exceed 30 days, then Customer may, upon five (5) days' written notice to permit internal management escalation, terminate this Agreement without incurring any termination liability, except Customer will repay all Service Credits attributable to such failure, issued under this Agreement. Sprint's material failure does not include a failure caused by circumstances beyond Sprint's control including, but not limited to, a failure caused by: (1) a local exchange carrier; (2) Customer premise equipment (not provided by Sprint); or (3) Customer.

21.   PROPRIETARY INFORMATION

      21.1. NONDISCLOSURE AGREEMENT. This Agreement and any information concerning its terms and conditions are Sprint's proprietary information and are governed by the parties' nondisclosure agreement. The term of the parties' nondisclosure agreement is extended to be coterminous with the Agreement Term. Customer agrees not to disclose this Agreement or any information in this Agreement to any third party. Notwithstanding the foregoing, both parties may make such disclosures, as necessary, to comply with Securities and Exchange Commission (SEC) regulations.

      21.2. NONDISCLOSURE REQUIREMENTS. If the parties have not executed a nondisclosure agreement, the following provisions will govern the parties' exchange of information.

               A. During the Agreement Term and for a 3 year period after the Agreement Term, neither party will disclose any Agreement terms, including pricing, or the other party's proprietary information. Proprietary information will remain the property of the disclosing party. The obligation not to disclose software and related information will survive after this 3 year period. Customer will only disclose the software to its employees who have a need to know.

               B. The receiving party may use the proprietary information only to further the proposed relationship between the parties. Proprietary information may not be disclosed to any third party except upon written consent of the disclosing party. No rights, licenses, trademarks, inventions, copyrights, or patents are granted under this Agreement.

               C. Proprietary information disclosed to the other party must be clearly identified. Written proprietary information must be clearly marked in a conspicuous place as proprietary. Verbal proprietary information must be confirmed in writing within 15 days following disclosure. Proprietary information includes, but is not limited to, all tangible, intangible, present and future information such as:

                      (1) financial information including pricing;

                      (2) technical information including software, research,
                          development, procedures, algorithms, data, designs and


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                  know-how; and

                  (3) business information including operations, planning, marketing interests and products.

               D. Proprietary information does not include information that is:

                  (1) published or is in the public domain through no fault of the receiving party;
                  (2) within the receiving party's legitimate possession prior to disclosure with no confidentiality obligations;
                  (3) lawfully received from a third party having rights with no restriction;
                  (4) independently developed by the receiving party without breaching this Agreement; or
                  (5)   revealed with the disclosing party's consent.

               E. If the proprietary information is required to be produced by court order or government authority, the receiving party must immediately notify the disclosing party of that obligation. The disclosing party may move the ordering court or authority for a protective order or other appropriate relief.

22.   FORCE MAJEURE

      22.1. FORCE MAJEURE LIABILITY. Neither party will be responsible for any delay, interruption or other failure to perform under this Agreement due to acts beyond the control of the responsible party. Force majeure events include, but are not limited to: natural disasters (e.g. lightning, earthquakes, hurricanes, floods); wars, riots, terrorist activities, and civil commotions; cable cuts, local exchange carriers' activities, and other acts of third parties; explosions and fires; embargoes, strikes, and labor disputes; and governmental decrees.

      22.2. TERMINATION. The affected party will give notice to the other party of any force majeure event. Upon notice, either party may cancel or delay performance without liability (except for payment of any outstanding amounts due the other party) during the force majeure event. If the event continues for more than 60 days and adversely and materially impacts the affected party, that party may terminate any affected elements of Services without liability, or the Agreement without liability (except for payment of a prorated portion of all Credits issued under this Agreement) if a majority of Services are affected.

23.   TARIFFS

      23.1. APPLICABILITY. All terms and conditions in Sprint FCC Tariff No. 12 apply to this Agreement. Rates, charges and discounts for call types, service elements, features and other Services not in this Agreement are in the applicable Sprint Tariff(s) or public price list(s).

      23.2. TARIFF WITHDRAWAL. If Sprint withdraws any tariff that applies to Services in this Agreement, the tariff terms and conditions then in effect will continue to apply to this Agreement. After Sprint withdraws any applicable tariff, this Agreement will control over any inconsistent provision in the withdrawn tariff. But Sprint may modify any tariff rate or list price that is not fixed by this Agreement.

24.   MISCELLANEOUS TERMS AND CONDITIONS

      24.1. YEAR 2000 COMPLIANCE. Sprint's Services will operate as specified in this Agreement during the 20th and 21st centuries. Sprint will make reasonable efforts to cure any material failure to provide Services caused solely by year 2000 defects in Sprint's hardware, software or systems. Due to the interdependence among telecommunications companies and the interrelationship with non-Sprint processes, equipment and systems, Sprint is not responsible for failures caused by circumstances beyond its control including, but not limited to, failures caused by: (1) a local exchange carrier; (2) Customer premise equipment not provided by Sprint; or (3) Customer. In addition, Sprint does not ensure compatibility between Sprint Services and non-Sprint Services used by Customer.

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      24.2.    RELIANCE. In accepting this Agreement, Customer is not relying on any representations or promises not in this Agreement. When signed by the parties this Agreement will: (1) constitute the parties' entire understanding regarding Services; and (2) supersede all agreements or discussions, oral or written, regarding Services, unless explicitly stated in this Agreement.

      24.3. DOMESTIC DEFINITION. The term "Domestic" means the 48 contiguous states of the United States and the District of Columbia for:
               Sprint Frame Relay Products and Services; Sprint Enhanced Frame Relay Products and Services; Sprint IP Services; Sprint Managed Network Products and Services; Sprint X.25 Products and Services; and Sprint ATM Services. Otherwise, "Domestic" and other geographic terms are defined in the applicable Sprint Tariffs.

      24.4. INDEPENDENT CONTRACTOR. Sprint is an independent contractor under this Agreement. The parties' relationship and this Agreement will not constitute or create an association, joint venture, partnership, or other form of legal entity or business enterprise between the parties, their agents, employees or affiliates.

      24.5. NO WAIVER OF RIGHTS. If either party fails to enforce any right or remedy under this Agreement, that failure is not a waiver of the right or remedy for any other breach or failure by the other party.

      24.6. NO THIRD PARTY BENEFICIARIES. This Agreement's benefits do not extend to any third party, unless expressly stated in this Agreement.

      24.7 USE OF NAME, SERVICE MARKS, TRADEMARKS OR TRADE SECRETS. In suitable advertising, press releases and sales presentations, Customer may only identify Sprint as its service-provider and Sprint may only identify Customer as its customer. Other than the aforementioned identification, Sprint and Customer will not use the name, service marks, trademarks, or trade secrets of the other party or any of its affiliates for any purpose without the other party's written consent, which will not be unreasonably withheld.

      24.8. AMENDMENT. Customer and Sprint may modify this Agreement only by written amendment signed by the parties' officers or authorized designees. Any oral agreement contrary to this Agreement's terms is not admissible in any dispute, whether in a court of law or arbitration.

      24.10 NON-ASSIGNMENT. Neither party will assign or delegate its rights or obligations under this Agreement to any person, corporation, or other entity without the other party's written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement to another entity, which 1) controls, is under common control with or is controlled by such party or 2) succeeds (whether by merger, reorganization, sale of assets or otherwise) to the business of the party.

      24.11. SEVERABILITY. If any provision of this Agreement is illegal or unenforceable, the Agreement's unaffected provisions will remain in effect. Sprint and Customer will negotiate a mutually acceptable replacement provision for the illegal or unenforceable provision consistent with the parties' original intent.

      24.12. GOVERNING LAW. This Agreement will be governed by applicable federal laws and regulations and the law of Delaware excluding choice of law principles.

      24.13. WAIVER OF JURY TRIAL. The parties mutually, expressly, irrevocably and unconditionally waive trial by jury for any proceedings arising out of, under, or in connection with this Agreement. This Section survives the termination of the Agreement.

      24.14. ARBITRATION. Any dispute arising out of or relating to this Agreement may, at the option of the parties, be finally settled by arbitration. If the parties agree to arbitration, it will be in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sect. 1 et seq., and judgment upon the award may be entered by any court with jurisdiction. The arbitration will be held in a jurisdiction mutually agreed to by the parties.

      24.15. RULES OF CONSTRUCTION. No rule of construction requiring interpretation against the draftsman will apply in this Agreement's interpretation.

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      24.16.   NOTICE. Any notice required under this Agreement or related to a dispute must be submitted in writing to the appropriate party's address shown below. If a notice relates to a dispute, Customer must provide a copy to Sprint at 8140 Ward Parkway, Kansas City, Missouri 64114, Attention: Law Department/Marketing and Sales.

      24.17. HEADINGS. Headings are for reference only and have no effect on any provision's meaning.

      24.18. ALTERATIONS. Alterations to this Agreement will not be valid unless accepted in writing by a Sprint officer or authorized designee.

      24.19. EFFECTIVE DATE. To become effective, this Agreement must be signed by a Customer representative, delivered to Sprint on or before December 31, 1999, and signed by a Sprint officer or authorized designee.

APPLIEDTHEORY COMMUNICATIONS, INC.             SPRINT COMMUNICATIONS COMPANY L.P.

By: /s/ Angelo A. Gencarelli III               By: /s/ Steven T. Van Dorselaer
   --------------------------------------         -------------------------------------
Name:   Angelo A. Gencarelli III               Name:   Steven T. Van Dorselaer
     ------------------------------------           -----------------------------------
(Print/Type)                                   (Print/Type)
Title:  Vice President                          Title: Vice President
      -----------------------------------             ----------------------------------
Date:   12/31/99                                Date:  1/12/00
     ------------------------------------       -----------------------------------

Address for Notice:                             Address for Notice:
                                                2002 Edmund Halley Drive
                                                Reston, VA  20191

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